                                                                       EX.10.18

                                      AGREEMENT

                                  TABLE OF CONTENTS

                                                                           Page

I.        Provision of Billing and Collection Services. . . . . . . . . . . . 5
II.       SWBT Services . . . . . . . . . . . . . . . . . . . . . . . . . . .17
III.      Rates and Charges For Services Ordered. . . . . . . . . . . . . . .20
IV.       Application of Taxes to End-Users . . . . . . . . . . . . . . . . .22
V.        Purchase of Accounts Receivable . . . . . . . . . . . . . . . . . .28
VI.       Service Center Procedural Guidelines. . . . . . . . . . . . . . . .28
VII.      Dispute Resolution and Audits . . . . . . . . . . . . . . . . . . .29
VIII.     Liability and Indemnification . . . . . . . . . . . . . . . . . . .35
IX.       Proprietary Information . . . . . . . . . . . . . . . . . . . . . .39
X.        Amendments; Waiver. . . . . . . . . . . . . . . . . . . . . . . . .39
XI.       Assignment. . . . . . . . . . . . . . . . . . . . . . . . . . . . .39
XII.      Notice and Demands. . . . . . . . . . . . . . . . . . . . . . . . .40
XIII.     Third-Party Beneficiaries . . . . . . . . . . . . . . . . . . . . .40
XIV.      Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . .40
XV.       Force Majeure . . . . . . . . . . . . . . . . . . . . . . . . . . .41
XVI.      Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . . . .41
XVII.     Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . .41
XVIII.    Executed in Counterparts. . . . . . . . . . . . . . . . . . . . . .42
XIX.      Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .42
XX.       Termination of Service. . . . . . . . . . . . . . . . . . . . . . .42
XXI.      Certification Requirements. . . . . . . . . . . . . . . . . . . . .43
XXII.     End-User Service Denial . . . . . . . . . . . . . . . . . . . . . .44
XXIII.    Term. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .44
XXIV.     Customer Agency . . . . . . . . . . . . . . . . . . . . . . . . . .45
XXV.      Publicity . . . . . . . . . . . . . . . . . . . . . . . . . . . . .46
XXVI.     Compliance with Law . . . . . . . . . . . . . . . . . . . . . . . .46
XXVII.    Right to Withhold . . . . . . . . . . . . . . . . . . . . . . . . .47
XXVIII.   Independent Contractors . . . . . . . . . . . . . . . . . . . . . .47

                                         -1-

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XXIX.     Remedies Cumulative . . . . . . . . . . . . . . . . . . . . . . . .47
          Signature Page. . . . . . . . . . . . . . . . . . . . . . . . . . .47

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                                  LIST OF SCHEDULES

Schedule I.    Order for Billing and Collection Services

Schedule II.   Billing and Collection Services Price List

Schedule III.  Start-Up Charge

Schedule IV.   Minimum Annual Purchase of Service


                                   LIST OF EXHIBITS

Exhibit A      Proprietary Information

Exhbiit B      Billing and Collection Services Requirements Document

Exhibit C      Billing and Collection Services Invoice Billing Requirements

                                  AGREEMENT FOR THE

                     PROVISION OF BILLING AND COLLECTION SERVICES

                   BETWEEN SOUTHWESTERN BELL TELEPHONE COMPANY AND

                                      AXCES INC.
                          ----------------------------------

                                   (Customer NAME)


This Agreement for the Provision of Billing and Collection Services (hereinafter "Agreement") is entered into and effective this 21st day of November, 1997, between Southwestern Bell Telephone Company (hereinafter "SWBT") a Corporation in good standing, organized and existing under the laws of the State of Missouri and having its principle place of business in St. Louis, Missouri and

                                      AXCES INC.
                         -----------------------------------
                                  (Customer's Name)


                       a             CORPORATION
                        ------------------------------------
                   (Corporation, Partnership, Sole Proprietorship),

       in good standing, organized and existing under the laws of the State of

                                        TEXAS
                                 --------------------
                              (N/A if not a corporation)

                    and having its principle place of business in

                                    HOUSTON, TEXAS
                            -----------------------------
                                   (City and State)


If intrastate services are provided in the states of Kansas and/or Texas, this Agreement shall take effect, in Kansas, upon approval of this Agreement by the Kansas Corporation Commission, and in Texas, upon approval of this Agreement by the Texas Public Utility Commission. The Customer shall request that SWBT file this Agreement with the applicable state regulatory jurisdictions for approval. It is understood by the parties that services may not be immediately initiated, but that any time, for matters such as regulatory approval of the Agreement and service start-up and testing, will be included within the term of this Agreement and that the effective date of this Agreement is not delayed or affected by the timing of actual provision of service, see: Schedule I (for term of service(s) ordered) attached hereto.


In consideration of the Customer's agreement to make payment for services as described herein and of SWBT's willingness to provide said services as described herein during the term of this Agreement, the parties agree as follows:

I.   Provision of Billing and Collection Services

     A. SWBT's billing and collection services (B&C Services) shall be provided in accordance with this Agreement and any applicable tariffs. This Agreement and its Exhibits attached hereto and incorporated herein, complement such tariffs to the extent that this Agreement is not in conflict or inconsistent therewith. To the extent of any conflict or inconsistency between this Agreement (and its Exhibits) and such tariffs, the provisions of such tariffs shall control SWBT's B&C Services in that jurisdiction, unless the Agreement (and its Exhibits) are approved by the regulatory body which governs SWBT's B&C Services in that jurisdiction. In the latter event, the Agreement (and its Exhibits) shall control as authorized by any such jurisdictional regulatory body. However, it is the intention of the parties that this Agreement and its Exhibits, to the extent not in conflict with the provisions of such tariffs, are to be construed to the extent possible in harmony with any such tariffs.

     B. When bill rendering services are ordered, the Customer will make an upfront initial "start-up" payment as indicated on Schedule III. Such payment will be included with the Customer's submission of this signed Agreement to SWBT. A separate start-up charge is associated with Invoice Billing as indicated on Schedule III. Notwithstanding the above, Customers who are renewing existing bill rendering services are not subject to additional initial start-up payments.

     C. Bill rendering services Customers will make a guaranteed minimum purchase of services from SWBT under this Agreement, see Schedule I, paragraph 5 and Schedule IV, attached hereto.

          1. Calculation of the annual (consecutive 12 months) minimum purchase of services shall be based on the Customer's annual billed volumes. A comparison will be made of actual amount billed to the Customer and the minimum annual purchase of services. This comparison will be made within ninety (90) days after the completion of each year of the contract. The Customer will pay no less than the applicable yearly minimum purchase of services for that year. Should the actual annual amount billed to the Customer be less than the stated minimum annual purchase of service, an adjustment will be made to the Customer's purchase of accounts receivable.

               a) Minimums will be tracked on a monthly basis requiring one-twelfth (1/12) of the annual minimum to be satisfied each month. Any year to date monthly minimum short fall will be calculated in the Customer's reserve requirement as defined in Exhibit B, Section 3.1.5 of this Agreement.

          2. All annual billing and collection charges except 1) prior year guaranteed minimum purchase of service true-up charges, 2) Outside Collection Agency (OCA) charges and 3) quarterly uncollectible true-up charges paid by the Customer under this Agreement will be recognized in determining whether the Customer has met any annual minimum purchase of services. The Customer's billing and collection service charges shall be based on service volumes multiplied by the appropriate price, as set forth in the price list contained in Schedule II attached hereto, or any applicable tariff.

          3. If, during the period immediately preceding the effective date of this Agreement, the Customer has not subscribed to Services offered under this Agreement, a period of time for service start-up, testing and regulatory approval of the Agreement (up to ninety (90) calendar days) may be necessary prior to the first bill being rendered. In such cases, a proportional reduction, not to exceed three months, of the first year's minimum annual purchase amount will be afforded the Customer.

               If the Customer fails to submit billings within three months from the effective date of this Agreement, Customer will be deemed to have breached this Agreement and SWBT may elect to terminate it pursuant to Section XX, Termination of Services.

               Should the Customer fail to submit billings on a regular and consistent basis of at least once every week after commencement of services, Customer will be deemed to have breached this Agreement and SWBT may elect to terminate pursuant to Section XX, Termination of Services.

     D. If the Customer has subscribed to B&C Services with SWBT during the period immediately preceding the execution of this Agreement, revenue amounts, credits, adjustments, realized uncollectibles and other relevant data will be used in accordance with this Agreement and in accord with the former Agreement to make appropriate ongoing calculations under this Agreement to permit continuing provision of the Service(s).

     E. Billings which are submitted by the Customer to provide bi-monthly, quarterly, or any other interval of billing greater than monthly will not be allowed. Any such billing will be considered a breach of this Agreement and SWBT may elect to terminate the Agreement pursuant to
          Section XX, Termination of Services.

     F.   Billing which may be processed under the terms of this Agreement:

          1. Charges for the transport of Message Toll Service (MTS) which consists of the following messages only:

               a) one-plus direct dialed long distance toll calls (DDD) including international toll calls;

               b) appropriately validated operator handled long distance toll calls for:

                         1)   collect calls,
                         2)   third number calls, or
                         3)   calling card calls;

               c)   directory assistance calls; and

               d) appropriately validated direct dialed long distance toll calls billed through a calling card.

               Notwithstanding anything contained herein to the contrary, SWBT may, in its sole opinion, determine that the Customer's billings, whether for services which are tariffed or not, arise out of a pay-per-call or other information service offering including but not limited to international calls. In that event, such billings will be considered as coming within sections I.F.2 or I.F.3 defined below, and must be submitted to SWBT in compliance with those sections and in record formats associated with such billings as designated by SWBT from time to time.

               The Customer represents that it will not submit billings as one or more Message Toll Service charges if the underlying traffic is other than a traditional long distance service. The Customer understands that whether or not a charge is tariffed is not to be considered determinative of whether its billings are for Message Toll Service.

          2. Charges for Pay-Per-Call service (complying with Sections I.G. and I.H. below). As of January 1, 1998, a service charge per message billed will apply to the Customer's pay per call services submitted to SWBT for inclusion on the End User's bills. The Expanded Message Billing Charge defined in I.F.5 will also apply.

               The Customer acknowledges that SWBT will include a consumer rights notification when the Customer's Pay-Per-Call services are submitted to SWBT for billing, using SWBT's standardized wording. The Customer agrees to pay SWBT for one five (5) line marketing message and one marketing message over five (5) lines per bill rendered, which contains billings for Customer's pay-per-call service.

          3. Other billing, not included in I.F.1 or I.F.2 above, which is telecommunications related, but only with specific written approval by SWBT.

          4. With respect to the billings authorized in Section I.F.2, I.F.3, I.G.2 and I.G.11 herein, the Customer agrees that SWBT may, with sixty days (60) written notice to the Customer, terminate any or all such billing without cause or change the terms, conditions or prices for the provision of such billing.

          5. With respect to the billings authorized in Sections I.F.2, I.F.3, I.G.2 and I.G.11 herein, an Expanded Message Billing Charge, per message billed, will apply to the Customer's billings submitted to SWBT for inclusion on End-User's bills. As of January 1, 1998, the Message Bill processing per message element will not apply. Unless otherwise indicated, the following Customer billings will be subject to the Expanded Message Billing Charge:

               a) Billing of voice mail services which are required to be submitted in EMI Record Types 010117, 010217, 810117 or 810217.

               b) Billing of enhanced services which are required to be submitted in EMI Record Type 010118, 010218, 801118 or 810218.

               c) Billings using EMI Record Types "42XXXX" which may be utilized for the billing of non-transmission services as authorized in writing by SWBT. Notwithstanding the foregoing, any such billings submitted under these record types, which are classified by SWBT as a traditional toll service, will not be subject to the Expanded Billing charge.

               d) Billings of telegram services which are required to be submitted in EMI Record Type 010114.

               e) Other EMI record types requested by the Customer and agreed to by SWBT in writing.

               f) Billings of Pay per call and/or information services which are required to be submitted in EMI Record Type 010116.

     G. Billing which will not be processed by SWBT under the terms of this Agreement includes:

          1. All billings, other than Message Toll Services (MTS) with objectionable content as described in Section I.H. below;

          2. All billings containing charges which in whole or part relate, or reasonably give the appearance of relating to goods or services provided outside the message or references to telephone numbers, unless agreed to in writing by the Director-Billing and Collections, One Bell Center, Room 7-D-7, St. Louis, Missouri 63101, and/or other such individual(s) as SWBT may authorize. Such authorization or notice will be provided to the Customer in writing;

          3. Charges which have been previously billed to the End-User by the Customer or by a third Party; or new charges to an End-User who has previously been billed by the Customer or by a third Party, where the Customer or third Party has been unable to collect billed charges to the End-User in a timely manner.

          4. Charges which, when initially received by SWBT for billing, are over ninety (90) days old if domestic or one hundred twenty (120) days old if international;

          5. Charges for collect calls associated with pay-per-call information services billings, including the transport of such calls:

          6. Charges for information regarding credit cards, credit repair or any information related to credit;

          7.   Charges for information regarding sweepstakes and/or giveaways;

          8. Charges for services which, in SWBT's sole opinion, may result in nuisance calls to SWBT;

          9. Charges which are inconsistent with End-User subscription to applicable Toll Billing Exceptions (TBE);

          10. Charges for services billed to any geographically restricted SWBT calling card, where the call does not meet the applicable geographic restriction;

          11. Charges for 800 Services to an originating End-User (caller as opposed to called Party) except when the End-User has entered into a written presubscription agreement; and

          12.  Charges for information provided outside the message.

          13. Charges for cellular services and/or charges to NPA/NNX's assigned to cellular carriers.

          14.  Charges for services billed to a SWBT WATS End-User account.

          15. Charges for services billed to End-Users who subscribe to local access services through a Local Service Provider other than SWBT.

          16. Monthly Fees or fees other than a per-call fee for access to any service in which any person provides, or purports to provide audio information or audio entertainment produced or packaged by such person, whether such access is provided directly or through a voice mail box service, unless agreed to in writing by SWBT.

          17.  Fees for services offered on the Internet.

          18. Charges for services billed to End-Users who specifically request not to be billed for Customer services on the SWBT bill.
               Customer agrees it will not forward such billing to SWBT after notification from the End-User.

          19. Charges for credit card calls placed outside of the effective dates of the SWBT End-User account. SWBT Guidelines and Policys will dictate acceptable dates, if any, before and after effective date.

          20. Charges which consist of combined individual call records and/or other charges to produce bulk billed services.

     H. The Customer agrees, as a condition of SWBT's performance under this Agreement, that SWBT will not provide B&C Services which SWBT deems harmful to its image. Customer billing to End-Users will not be processed by SWBT under this Agreement where such billing is for or is associated with objectionable content, including but not limited to:

          -    Services which explicitly or implicitly refer to sexual conduct,
          -    Services which contain indecent, obscene or profane language,
          - Services which allude to bigotry, racism, sexism or other forms of discrimination,
          - Services which, through advertising, content or delivery, are deceptive, or that may take unfair advantage of minors or the general public,
          - Services which are publicly accessible, multi-party connections commonly known as "GAB" or "chat" services.

     I.   Customer's Responsibility to Submit Correct Billings

          It is the continuing responsibility of the Customer to ensure that its services to be billed by SWBT comply with the foregoing standards set forth in E, F and G and H above and all statutory, legal and regulatory requirements. The Customer will render all necessary assistance to SWBT to enable SWBT to perform a review of the Customer's messages, as SWBT shall determine is required, in order to help identify objectionable or improperly formatted messages on a timely basis. SWBT may adjust End-User charges (with recourse to the Customer) for any such services billed, or return to the Customer any such message billing prior to End-User billing. Nothing herein is intended to allow the Customer to wait for notification from SWBT before complying with SWBT's billing standards. Prior to sending messages to SWBT for billing services, the Customer is to take reasonable steps to screen, from the Customer's message billing files, all billing to be sent to SWBT in order to comply with said standards. Upon SWBT's determination that the Customer has forwarded billing for objectionable or improperly formatted services, SWBT may decline to process, and may return, any such billing and all other associated services which are offered over the same call-to-telephone number, or, to return all billings associated with the responsible service provider, or delay processing of the Customer's billings to allow the Customer the time necessary to establish methods, procedures, computer programming or other reasonable steps to identify and segregate objectionable or improperly formatted messages from the Customer's message billing files, to ensure associated charges are not forwarded to SWBT for billing. The Customer will pay to SWBT, for each file or partial file returned, a Return of File charge as defined in Schedule
          II. This will also apply each time SWBT is required to block an objectionable number from billing.

          Should the Customer dispute SWBT's determination of the objectionable nature of the content of a message(s) or its proper format, SWBT may withhold billing of said messages pending the resolution of the dispute.

          Customer forwarding of billing to SWBT of the type described in this paragraph I or not authorized by the terms of paragraph F or G above shall constitute a substantial and material breach of this Agreement, and SWBT may proceed in accordance with Section XX. A, Termination of Services.

     J.   Obligation for Inquiry Support Service.

          If Inquiry service is not provided by SWBT, the Customer will provide a toll-free inquiry number for the End-User and SWBT to utilize in contacting the Customer. This toll-free number will appear on the Customer's page of the bill. The Customer's Toll Free inquiry number must be adequately staffed to insure that the Customer is accessible to End-Users and SWBT during normal business hours.

          Upon complaint by an End-User that he/she has been unable to reach the Customer, through the toll free inquiry number, to inquire about Customer's services and/or charges that have been billed by SWBT, and SWBT has reason to believe that the number is not being answered promptly by an individual capable of addressing the End-User's concern, SWBT may adjust, with recourse, the End-User's charges without further attempt to contact the Customer. All such adjustments will be reflected on SWBT's adjustment report issued to the Customer. The Customer will be charged a manual adjustment charge for each adjustment issued by SWBT as defined in Schedule II.

          Customer's repeated failure to be accessible to End-Users for inquiry constitutes a substantial and material breach of this Agreement and SWBT may proceed in accordance with Section XX, Termination of Service.

II.  SWBT Services

     SWBT shall provide the following services as requested by the Customer:

     A.   Billing Services:

          SWBT will provide Bill Processing Service for those accounts for which SWBT provides local service in its franchised operating territory in the states of Arkansas, Kansas, Missouri, Oklahoma and Texas. This Agreement does not contemplate the provision of Bill Processing Service for 1) End User accounts which subscribe to local access service through a local service provider other than SWBT, 2) End User accounts outside SWBT's franchised operating territory which subscribe to local access through SWBT and 3) The provision of a separate bill used solely for the B&C Customer.

          1. Bill Processing Service consists of the preparation of bills for message-billed or invoice ready service, and mailing of statements of the amounts due for End-User services received from the Customer, and the collection of moneys due from the End-Users. Bill Processing Services include posting of rated messages and rate elements, rendering of bills, receiving payments, maintenance of accounts, treatment of accounts, pre-billing message investigation, each as described in Exhibit B and C of this Agreement.

               a) SWBT will process rated messages, billable under this Agreement, received from the Customer for message billing and render bills to the qualified accounts as defined in Exhibit B and C of this Agreement.

               b) SWBT will purchase the Customer's receivables on message billed accounts and render End-User bills showing a single balance due. Accounts receivable will be purchased in a manner described in Section 3 of Exhibit B and Exhibit C of this Agreement.

               c) SWBT will perform the collection and treatment functions, as described herein and in Section 2.6, 2.7 and 2.8 of Exhibit B of this Agreement. The Customer acknowledges that SWBT exercises judgment in determining when or whether to deny local service and is not required to deny service at the earliest possible opportunity. SWBT, at its sole discretion, may determine at anytime, to adjust Customer charges with recourse rather than deny local service. Treatment schedules may vary from state to state.

               d)   SWBT may collect End-User deposits at its discretion.

          2. If ordered by the Customer and agreed to by SWBT, SWBT will provide Marketing Message Service for the Customer's billed accounts as defined in Section 2.10.9 of Exhibit B and Exhibit C of this Agreement.

          3. SWBT will provide billing format changes, when requested by the Customer, in accordance with SWBT administration standards for bill format. Time and Cost request procedures described in
               Section 6 of Exhibit B of this Agreement will be followed in implementing the change.

          4. Where Inquiry Service is ordered by the Customer, SWBT will perform Inquiry Service for accounts billed by SWBT, as defined in Section 2.9 of Exhibit B of this Agreement. Inquiry services for transmission and non-transmission services will be provided at rates set forth in Schedule II attached hereto. If Inquiry Services are not ordered initially, and requested at a later date, a start-up fee will be assessed as described in Schedule III of this Agreement.

          5. SWBT will provide Bill Processing Service in an Invoice Billing Format if ordered by the Customer, pursuant to Exhibit C of this Agreement.

     B.   BILLING INFORMATION SERVICES:

          1. Billing Information Service is the provision of account and message detail information to the Customer from SWBT maintained record systems. The types of billing information services are described in Exhibit B, Section 2.12 of this Agreement.

     C.   Individual Case Basis Services:

          1. SWBT offers a variety of Billing and Collection Services on an individual case basis. A list of these services will be provided at the Customer's request.

III. Rates and Charges For Services Ordered

     An order form, to be separately signed by the Customer, is attached hereto as Schedule I. SWBT will provide services selected by the Customer on said
     Schedule I. Rates and charges applicable to the Billing and Collection Services covered by this Agreement are attached hereto as Schedule II. It is understood that applicable tariffs take precedence over any and all rates and charges contained therein.

     For the purposes of billing the Customer for SWBT services provided under this Agreement, the determination of rates and charges and procedures for intrastate messages originating and terminating in one state and billed to an End-User in another state (billing state), will be based on the rates, charges and procedures of the billing state and subject to that jurisdiction's regulations.

     As to MTS messages, the Customer may elect Standard three (3) year contract rates or the Volume Discount three (3) year contract rates.

     A.   Volume Discount

          1. In order to qualify for the Volume Discount rates, Customer's submitting MTS messages must submit to SWBT for billing, 85% or greater of the Customer's annual MTS messages (both residence and business) as defined I.F.1, in SWBT's franchise territory. The Parties agree that billing other than that listed in I.F.1 will not be considered in the calculation of the 85% volume discount requirement. SWBT will afford the Customer up to 5% of the Customer's total billing for the following exclusions. Such other billings may include, but are not limited to the following:

               a) WATS or WATS like services in which services are sold to the end user based on blocks of time and individual call detail is not provided to the end user,

               b) National accounts which require a combined bill for all billings which include services provided outside of SWBT's operating territory, and

               c) Specialized billing which can not be accommodated by SWBT's billing product.

          2. A Customer's affiliate or subsidiary will not qualify for the Volume Discount Prices unless the combined annual residence and business MTS messages of the Customer and the Customer's affiliate or subsidiary, sent to SWBT for billing, total 85% or greater of the total combined annual MTS residence and business messages of the Customer and the Customer's affiliate or subsidiary as defined in I.F.1, in SWBT's franchise territory.

          3. In addition, MTS billings, which are under a signed contract prior to March 1, 1997 to be billed by another billing company, shall not be included for purposes of calculating the Customer's annual MTS billings. Such MTS billing volumes will be included for purposes of calculating the Customer's annual MTS billings when the Customer is no longer contractually required to bill such messages under the current contract. The Customer agrees to provide SWBT, within thirty (30) days of the date of this Agreement, a list of such contracts with the provider of billing services blanked out, the expiration date of the contract, and message volumes.

          4. For those Customers who have elected the Volume Discount, should the Customer submit MTS billings on behalf of a third party (sub-entity), each sub-entity is required to meet the 85% volume requirement. The Customer is responsible for ensuring that the third party is submitting 85% or greater of its annual billings through the Customer. SWBT reserves the right to verify the 85% requirement of the Customer and all sub-entities as described in Section XXIV, Customer Agency. Failure of the Customer to ensure compliance of the 85% requirement for itself or a third party will constitute a substantial and material breach of this Agreement and SWBT may proceed in accordance with Section XX.A, Termination of Services.

               Notwithstanding the above, the obligation to meet the 85% volume requirement will be considered satisfied for each of the Customer's sub-entity's billings which do not exceed one (1) million messages submitted to SWBT for billing annually.

IV. Application of Taxes to End-Users when Bill Rendering Services are Ordered by the Customer

     A.   Tax Reporting

          SWBT provides End-User billing services of the Customer's revenues as a part of the Billing and Collections Service. Unless contrary to regulatory rule or order, SWBT will not report the Customer's billed revenues as its own receipt for tax reporting purposes.

     B.   Billing of Taxes

          1. Unless specifically instructed otherwise in writing by the Customer, SWBT will apply its existing tax procedures with respect to the application, billing, recording and collection of Federal, State or local sales, use, excise, gross receipts or other taxes or tax-like fees (collectively, "Taxes") imposed on or with respect to existing Customer services billed by SWBT. These procedures shall be performed in compliance with the respective federal, state and local laws. SWBT will comply with changes in the law affecting its existing tax procedures.

          2. The Customer shall have the right, upon written request, to review SWBT's existing tax procedures and SWBT will supply the Customer with written documentation regarding the tax procedures (for example, taxability decision guidelines or tables, and tax rate tables). Upon completion of its review, the Customer may request changes through existing Time and Cost procedures defined in Section 6, Exhibit B, of this Agreement, to SWBT's existing tax procedures insofar as the Customer's services are concerned.

          3. In instances where implementation of a change is not complete by the agreed upon implementation date established through the Time & Cost procedure, because of the negligence of SWBT, SWBT agrees to hold the Customer harmless from and against any liability or loss resulting from any tax, penalty, interest, additions to tax, surcharges or other charges payable or incurred by the Customer as a result of SWBT's negligent delay in implementation. In addition, SWBT will provide a report to the Customer of the Customer's revenue by jurisdiction, together with a statement of Taxes actually billed in that jurisdiction and Taxes which would have been billed had implementation occurred by the effective date. SWBT may back bill for any such tax change.

          4. With respect to changes in the law, SWBT will make its best efforts to make the necessary system modification to implement the change prior to the effective date. Whenever SWBT estimates that the time required for it to implement a change in the law would preclude its implementation by the statutory effective date, SWBT will apply to the taxing authority for an appropriate extension of the effective date of a change.

          5. Where, through no negligence of SWBT, implementation of a change is not complete by the statutory effective date, and the Customer requests back billing to the End-Users, SWBT will undertake back billing where feasible through existing Time and Cost procedures defined in Section 6, Exhibit B of this Agreement.

     C.   Tax Exemption

          1. SWBT, in its performance of services herein, will maintain End-User provided exemption certificates. Unless the Customer requests otherwise, SWBT will use the End-User provided exemption certificates as a basis for exempting End-Users from Taxes on the Customer's services. The Customer understands that SWBT makes no warranty as to the validity of the End-User certificates and that the Customer relies upon SWBT's use of the certificates at the Customer's own risk.

          2. The Customer may review information relating to an End-User's exemption status and request through the Time & Cost process that SWBT reverse the exempt status for purposes of the Customer's services if the Customer provides SWBT written instructions to make the status change.

          3. SWBT will be liable for any audit assessments and hold harmless and indemnify the Customer if the exemption status of an End-User is not reversed in accordance with instructions issued by the Customer. To the extent SWBT complies with the Customer's instructions, the Customer will hold harmless and indemnify SWBT for any liability, loss, or litigation cost, expense or fees (including reasonable attorney's fees) arising out of or relating to the tax exempt status of an End-User aggrieved by SWBT's compliance with the Customer's instructions.

     D.   Filing of Tax Returns

          The Customer shall file all returns for Taxes imposed on or with respect to the Customer's services and pay or remit all such Taxes and other items and any applicable interest or penalties. SWBT shall furnish to the Customer, on a timely basis, all information in SWBT's possession reasonably necessary for the Customer to file its tax returns. The timing for, and format of, such information shall be as specified in Section 5 of Exhibit B of this Agreement.

     E.   Tax Indemnity

          The Customer agrees to indemnify and hold SWBT harmless from any liability or loss resulting from any tax, penalty, interest, additions to tax, surcharges or other charges, expenses, costs (including reasonable attorney fees) and fees payable or incurred by SWBT as a result of:

          1. The delay or failure of the Customer (not attributable to any negligent act or omission of SWBT) to pay any Tax or such other item or file any return or other information as required by law or this Agreement; or

          2. SWBT complying with this Agreement or with any determination or direction by or advice of the Customer or using information provided by the Customer in performing any tax related service.

          The indemnity payable herein shall be payable in all events and without regard to any determination that SWBT is the Party obligated to collect and remit such taxes or file the tax returns. Such indemnity shall be provided to SWBT on an after-tax basis.

     F.   TAX LIABILITY

          SWBT agrees to pay and hold the Customer harmless from and against any liability or loss resulting from tax, penalties, interest, additions to tax, surcharges, or other charges or payable expenses incurred by the Customer solely as a result of:

          1. The willful or negligent failure of SWBT to provide the Customer accurate information, as described in Section IV.C. and D, above, with which to file its tax returns and remit payment; or

          2. The willful or negligent failure of SWBT to accurately calculate and bill appropriate taxes, unless such calculations and billing were done upon the Customer's direction or advice.

          Such indemnity shall be provided to the Customer on an after-tax basis.

     G.   ADDITIONAL TAXES

          Should any federal, state or local jurisdiction determine that additional sales, use, or other taxes (including interest, penalties and surcharges thereon) are due from SWBT as a result of SWBT's performance of any obligation under this Agreement, and when said taxes have not been paid by the Customer, SWBT will so advise the Customer. The Customer agrees to be liable for any such tax, interest, penalties and surcharge, but retains the right to protest the assessment.

          If the Customer disagrees with any assessment of taxes due from SWBT or disagrees with an assessment of any additional tax, penalty, surcharge and interest due from SWBT as a result of SWBT's performance of any obligation under this Agreement, the Customer may, at its expense (including payment of any such assessment, if required, prior to final resolution of the issue), seek a ruling as to the applicability of any such tax or to protest any assessment and participate in any legal challenge to such assessment, but shall be liable for any tax, penalty, surcharge and interest ultimately determined to be due. SWBT shall, when requested by the Customer and at the Customer's expense, cooperate or participate with the Customer in any such proceeding, protest or legal challenge.

V.   Purchase of Accounts Receivable

     SWBT will purchase the Customer's accounts receivable that arise from Customer's charges included in bills rendered by SWBT. SWBT's purchase of the Customer's accounts receivable shall be with recourse (debit uncollected charges back to the Customer). The purchase of the Customer's accounts receivable will be as set forth in Section 3, Exhibit B of this Agreement.

VI.  Service Center Procedural Guidelines

     SWBT, in its performance under this Agreement, will apply its RSC/BSC guidelines which are used by SWBT in the conduct of its business. A copy of the current guidelines has been provided to the Customer, the receipt of which is hereby acknowledged. The Customer agrees that these guidelines may be modified by SWBT from time to time in the normal course of its business. Should these modifications substantially change these procedures, and such changes alter this Agreement to such an extent that in the reasonable judgment of the Customer it does not allow for the continuation of billing and collection services as contemplated herein, the Customer shall have the right to immediately terminate this Agreement without liability by providing written notice to SWBT, addressed as provided in Section XII detailing the reasons it believes the Agreement is substantially changed. If the Customer elects to terminate this Agreement as provided in this Section VI, written notice must be provided to SWBT within thirty (30) business days of the date SWBT notifies the Customer of the changes; provided, however the Customer shall not unreasonably exercise this right for routine administrative or procedural changes.

VII. Dispute Resolutions and Audits

     A. Dispute Resolution. In the event of disputes that may arise under this Agreement or the Tariff(s), the Parties shall:

          1. Discuss and negotiate the issues between the Parties' authorized representatives, with informal escalation within the Parties' organizations as necessary to pursue and achieve resolution as expeditiously as possible.

          2. In the event that either Party determines that the informal discussion and escalation process described in Subsection A(1), above, is not achieving resolution, or is not proceeding expeditiously, either Party may submit the issue for resolution to an Inter-Company Review Board consisting of one representative from each Company at the Vice-Presidential level (or at such lower level as each Party's Vice President may delegate). The Inter-Company Review Board may consider any material submitted to it by either Party, which material shall be submitted within twenty (20) business days of a Party's notification that it desires resolution by the Board.

               Thereupon, and within ten (10) additional work days, the Inter-Company Review Board shall state in writing to the Parties its resolution of the dispute.

     B.   Audits and Examinations

               An audit is a review of the accounting and billing records of the other Party directly relating to the Billing and Collection Services purchased under this Agreement for the purpose of verifying the accuracy and completeness of the records and compliance with the terms of this Agreement.

               An Examination is a limited review of the accounting and billing records of the other Party directly relating to one specific component of the Billing and Collection Services purchased under this Agreement for the purpose of verifying the accuracy and completeness of the records and compliance with the terms of this Agreement as to that component. An examination is limited to one SWBT RAO or one data center.

          1.   Customer Audits and Examinations

               The Customer will have the right to perform one (1) Audit during the term of this Agreement. In addition, the Customer will have the right to perform one (1) Examination annually if desired.

                    a)   Auditable Components

                    During an Audit or Examination, the Customer, or its authorized representative will have the right to review, under recognized accounting practices, SWBT systems that perform Billing and Collections functions and SWBT's accounting and billing records which contain information bearing upon the following auditable components: (1) the amounts being billed to the Customer's end user by SWBT, as part of its provision of Billing and Collection Services, or
                    (2) the charges to the

                    Customer for services provided by SWBT pursuant to this Agreement and 3) the amounts identified as the Customer's for unbillables, uncollectibles, taxes and adjustments. The Customer does not have the right to audit or examine SWBT's methods, practices or procedures relating to these components. Specifically, the Customer does not have the right to audit or examine SWBT's decision and the time frame within which such decision is made to issue or not issue an adjustment, to deny or not deny local service for the non payment of the Customer's charges, to write off a Customer's charge as uncollectible or unbillable or to pursue or not pursue collection of the Customer's charges.

          2.   SWBT Audits and Examinations

               SWBT or its authorized representative will have the right to perform one (1) Audit during the term of this Agreement and one
               (1) Examination annually of the Customer.

                    a)   Auditable Components

                    During an Audit or Examination SWBT, or its authorized representative will have the right to review such source documents, systems, records, and procedures as may under recognized accounting practices contain information bearing upon 1) the verification of data substantiating that SWBT has in fact been provided with annual percentages of the Customer's billings as set forth in Schedule I of this Principal Agreement or 2) that the Customer's billings and performance obligations with SWBT comply with the terms of this Agreement.

          3.   Terms and Conditions

               The Audits or Examinations will be conducted by the Customer's or SWBT's authorized representative, at a location mutually agreed upon by both Parties. Audits and Examinations will be conducted during normal business hours.

          4.   Expenses

               Each party will bear its own expenses in connection with performing an Audit or Examination. However, special data extractions and any requested extraction of commingled information will be paid for by the requesting party. For purposes of this subsection, a "special data extraction" shall mean the creation of an output record, from existing data files, that is not normally created (by the party being audited/examined) from software programs that are currently resident of the production program library. In the event that the Customer requests SWBT to develop an Audit or Examination type software program(s), the cost of such program development and CPU time will be paid by the Customer at rates and charges as specified in Schedule II, attached hereto. If SWBT is the requesting party for a special data extraction from the Customer, the Customer's necessary program development and CPU time will be paid by SWBT at rates equal to those specified in Schedule II.
               In either event, the party developing the software will provide the other party all documentation of said program(s) at the conclusion of the Audit or Examination. The party receiving the program(s) may retain same for use in later Audits or Examinations; however, any necessary modification will involve additional cost to the requesting party.

    5. Confidential Information

            a) Any authorized representative of either party engaged in an Audit or Examination may sign a joint non-disclosure agreement with the Customer and SWBT.

            b) All information received or reviewed by either party or authorized representative is considered proprietary and subject to Exhibit A. Its use will be limited to:

                -  Performance of the Audit or Examination;

                - Preparation of any report(s) for the sole purpose of providing Audit or Examination results, and the resolution of its findings, to the Customer, SWBT or their respective authorized representative;

                -  Preparation and resolution of claims; and

                - No other purpose unless agreed to in writing by the Customer and SWBT.

    6. Written Notification and Time Frame Requirements

            a) The party requesting an Audit or Examination will provide written notification of its intent to perform an Audit or Examination to the other party at a minimum of forty-five (45) calendar days before the desired start date. Such notice shall be directed in accordance with

                Section XII of this Agreement. This written notification must include, at a minimum:

                -  The specific subject of the Audit or Examination;

                -  The start date of the Audit or Examination;

                -  The scope of the Audit or Examination;

                - The requested location(s) for performing on-site activities. Location(s) will be mutually agreed upon by the parties with approval of a location not to be unreasonably denied; and

                - The names, addresses and telephone numbers of representatives from the requesting party expected to conduct the Audit or Examination.

            b) Within fifteen (15) calendar days of receipt of the above-described notification, the party receiving same shall acknowledge its receipt and may at that time, for good and reasonable cause, change the Audit or Examination start date to a mutually agreed-upon date. No more than one (1) Audit or Examination of a party may take place at one time, if the simultaneous audits or examinations would involve the same audited party's functional group(s).

            c) Within forty-five (45) calendar days of an Audit or Examination's conclusion, the party conducting same shall provide to the other party a final report, in writing, identifying any deficiencies found and documenting any claims associated with the Audit or Examination. In the event this time frame cannot be met, the party conducting the Audit or Examination will so advise the other party and the two Parties will mutually agree upon an extension.

            d) Upon receipt of a final report, the audited/examined party will investigate all findings and claims. After investigation, the audited/examined party will provide a response, in writing, within forty-five (45) calendar days of receipt of the final report. In the event this time frame cannot be met, the two parties will mutually agree upon an extension.

                This report will detail the audited/examined party's investigative actions, and may resolve that one of the following is true: (1) no settlement is due, (2) a settlement is due to the Customer from SWBT or (3) a settlement is due to SWBT from the Customer.

            e) The party conducting the Audit or Examination will either concur or object to the response within forty-five (45) calendar days of receipt of the other's written response. Should settlement be agreed upon, payment will be made in accordance with Exhibit B, Section 3 of this Agreement.

VIII.  Liability and Indemnification

       A.  Limitation of Liability.

           Except as otherwise provided in this Agreement, each Party's liability to the other (as distinct from a Party's obligation to pay for services provide pursuant to this Agreement) for any loss, cost, claim, injury, liability, or expense, including reasonable attorneys' fees, relating to or arising out of any negligent act or omission in its performance of this Agreement (not involving knowing and willful misconduct) shall be limited to the amount of direct damage actually incurred. A Party shall not be liable for its inability to meet the terms of this Agreement where such inability is caused by failure of the other Party to provide, after receipt of a written request, the information necessary to allow the first Party to comply with the obligations stated herein. Absent gross negligence or knowing and willful misconduct, neither Party shall be liable to the other for any indirect, special, or consequential damage of any kind whatsoever. The Customer's direct damages consist of two elements only: (a) in the case of loss of data or information to be supplied to the Customer, SWBT's charges for such data or information, and
           (b) to the extent that SWBT's act or omission precludes any possible rendition of End-User bills, the net revenue which may have been due the Customer for services defined in I.F.1, I.F.2, and I.F.3 for this Agreement but for SWBT's act or omission, as calculated in accordance with Exhibit B, Section 2.1.6. The Parties agree to use their best efforts to mitigate damages.

       B.  Indemnification.

           1. Except as otherwise provided in this Agreement, without regard to whether services are provided under Tariff or contract, each Party (the "Indemnifying Party") will indemnify and hold harmless the other Party ("Indemnified Party") from and against any loss, cost, claim, liability, damage or expense (including reasonable attorney's fees) to third Parties, relating to or arising out of negligence or misconduct by the Indemnifying Party, its employees, agents, or contractors, and associated with this Agreement. In addition, the Indemnifying

               Party will defend any action or suit brought by a third Party against the Indemnified Party for any loss, cost, claim, liability, damage or expense relating to or arising out of the negligence or misconduct of or by the Indemnifying Party, its employees, agents, or contractors, under this Agreement.

               The Indemnified Party will notify the Indemnifying Party promptly in writing of any written claims, lawsuits, or demand by third Parties for which the Indemnified Party alleges that the Indemnifying Party is responsible under this section and tender the defense of such claim, lawsuit or demand to the Indemnifying Party. The Indemnified Party also will cooperate in every reasonable manner with the defense or settlement of such claim, demand or lawsuit. The Indemnifying Party will not be liable under this subparagraph for settlements by the Indemnified Party of any claim, demand or lawsuit unless the Indemnifying Party has approved the settlement in advance or unless the defense of the claim, demand or lawsuit has been tendered to the Indemnifying Party in writing and the Indemnifying Party has failed promptly to undertake the defense. (For End-User Service Denial Liability see Section XXII; For Customer Agency Billing Liability see Section XXIV.)

           2. Notwithstanding any other provision of this Section VIII, the parties acknowledge that SWBT has no knowledge of the validity of message payment obligations (billing charges) sent to SWBT for billing and collections under this Agreement, and that SWBT therefore strictly relies upon the Customer to forward only correct billing charges that can be, if necessary, substantiated in a court of law.

               Upon request, the Customer will provide to SWBT all evidence needed to sustain billing charges challenged by an End-User, and SWBT may adjust said charges with recourse if the Customer fails to do so, or if, in SWBT's sole opinion, the circumstances involved in the dispute, should be handled between the Customer and the End-User. The Customer certifies, when forwarding billing charges to SWBT, that said charges are true and correct, and accurately reflect proper charges legally owed by the billed Party (End-User). This Customer certification of validity shall apply to all billing charges forwarded to SWBT under this Agreement by the Customer from whatever source. Should SWBT incur liability for billing and collection of any billing charges forwarded by the Customer, or for termination of an End-User's local phone service as part of said collection, or for defamation or libel or injury to credit or otherwise incurs liability arising from or resulting from SWBT's performance of its obligations under this Agreement, the Customer will defend, indemnify, and hold harmless SWBT for any loss, cost, claim, damage or expense (including reasonable attorney's fees) arising from such billing and collection.

           3. INFRINGEMENT: The Customer shall indemnify SWBT for any loss, damage, expense (including reasonable attorney's fees) or liability that may result by reason of any infringement or claim of infringement of any patent, trademark, copyright, trade secret or other proprietary interest based upon SWBT's provision of Services provided pursuant to this Agreement. However, where such infringement or claim arises solely from the Customer's adherence to SWBT's written instructions or directions, SWBT shall so indemnify the Customer for such infringement or claim of infringement.

               Each Party shall defend or settle, at its own expense, any action or suit against the other for which it is responsible under this clause. Each Party shall notify the other promptly of any claim of infringement for which the other is responsible, and shall cooperate with the other in every reasonable way to facilitate the defense of any such claim.

IX.  Proprietary Information

     Attached to this Agreement as Exhibit A is the Parties' understanding with respect to Proprietary Information.

X.   Amendments: Waivers

     This Agreement or any part thereof may be modified by written amendment signed by both Parties. No amendment or waiver of any provision of this Agreement and no consent to any default under this Agreement shall be effective unless the same shall be in writing and signed by or on behalf of the Party against whom such amendment, waiver or consent is claimed. In addition, no course of dealing or failure of any Party to strictly enforce any term, right or condition of this Agreement shall be construed as a waiver of such term, right or condition.

XI.  Assignment

     Any assignment, in whole or part, by either Party, other than an assignment by SWBT to an affiliate, of any right, obligation, or duty, or of any other interest hereunder, without the written consent of the other Party shall be void. Such written consent shall not be unreasonably withheld or delayed. All obligations and duties of a Party to this Agreement shall be binding on all successors in interest and assigns of such Party.

XII.   Notice and Demands

       Except as otherwise provided under this Agreement, all notices, demands, or requests which may be given by a Party to the other Party shall be in writing and shall be deemed to have been duly given 1) on the date delivered in person or 2) on the date of the return receipt for those sent postage prepaid, in the United States mail via Certified Mail, return receipt requested; or, 3) on the date transmitted electronically provided that the receiving machine delivers confirmation to the sender and receipt is verified through a phone call. If personal delivery is selected as the method of giving notice under this section, a receipt of such delivery shall be obtained. Mailing addresses for notices shall be as indicated on the Customer's current Implementation Forms. The Parties will officially indicate their electronic notice name and address if this method of notification will be employed.

XIII.  Third-Party Beneficiaries

       This Agreement shall not provide any non-party with any remedy, claim, liability, reimbursement, claim of action or other right.

XIV.   Governing Law

       This Agreement shall be governed by the laws of the State of Missouri.

XV.    Force Majeure

       Neither Party shall be held responsible for any delay or failure in performance of any part of this Agreement to the extent that such delay or failure is caused by fire, flood, epidemic, explosion, war, terrorist acts, riots, insurrections, explosions, earthquakes, nuclear accidents, power blackouts, strike, embargo, government requirement, civil or military authorities, Act of God or by the public enemy, or other causes beyond their reasonable control. If any force majeure condition occurs, the Party delayed or unable to perform shall give immediate written notice to the other Party. During the pendency of the force majeure condition the duties of the Parties under this Agreement shall be abated and shall resume without liability thereafter.

XVI.   Entire Agreement

       This Agreement, together with the Schedules, Exhibits, Implementation Forms and Guidelines referenced herein, and Amendments, if any, attached hereto, constitute the entire understanding between the Parties and supersedes all prior understandings, oral or written presentations, statements, negotiations, proposals and undertakings with respect to the subject matter hereof.

XVII.  Severability

       Nothing in this Agreement is intended to obligate either Party to perform any act which is illegal or which is contrary to regulatory rule or order, or to public policy. If any provision of this Agreement is held invalid, unenforceable or void, the remainder of the Agreement shall continue in full force and effect, provided the remainder allows for implementation or continuation of Billing and Collection Services essentially as contemplated herein.

XVIII. Executed in Counterparts

       This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same document.

XIX.   Headings

       The headings and numbering of Sections and Paragraphs in this Agreement are for convenience and shall not be construed to define or limit any of the terms herein or affect the meanings or interpretation of this Agreement.

XX.    Termination of Service

       A. If either Party fails to perform under the terms of this Agreement and remains in substantial and material non-compliance after receipt of thirty (30) days written notice of non-compliance from the non-breaching Party, this Agreement is terminated. Notwithstanding the foregoing, any breach of sections I.F., I.G. and I.H. defined herein must be cured within ten days. Upon termination, minimum annual purchase of service charges for the current year and all remaining years will not be applicable if SWBT is the breaching Party. If the Customer is the breaching Party, the Customer will be liable for any short fall in the annual minimum purchase of service revenue guarantee prorated to the date of written notice of non-compliance from SWBT, and will be due and payable by the Customer to SWBT at the time of termination of the Agreement.

           Should the Customer breach this Agreement due to a violation of the 85% volume requirement, all services which have been provided to the

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

               Customer under this Agreement will be recalculated at the Standard 3 year contract rates and the Customer will immediately pay SWBT the difference between the volume discount rates and the standard rates.

        B. Notwithstanding Paragraph A. above, either Party may at its sole discretion, and with eight (8) months' notification to the other Party, terminate this Agreement in its entirety.

               1. In the event that SWBT elects to terminate this Agreement under this Paragraph B, Customer's minimum annual purchase of services for the current year and all remaining contract years will not be applicable.

               2. Should the Customer elect to terminate this Agreement under this Paragraph B prior to the completion of the term, all services which have been provided to the Customer under this Agreement as of the date of termination will be charged accordingly. In addition the Customer will immediately pay any short fall in the minimum purchase of service for the current year of the contract prorated up through the month in which termination completes. The terminating Customer will not be responsible for minimum purchase of services in subsequent months and years.

XXI.     Certification Requirements

         The Customer states that it has obtained all necessary jurisdictional certification required in those jurisdictions in which the Customer has ordered Billing and Collection service(s).
         The Customer certifies that, if the Customer should forward to SWBT any billing originating from a third Party (whether the Customer has purchased said billing or is acting as a billing agent), the Customer will insure that the originating service provider has obtained all required certification for those jurisdictions in which said End-User billing will be processed. The Customer will provide evidence of all such certifications at the request of SWBT. SWBT is not required to process any Customer billing or billing that is forwarded on behalf of a third party if the Customer or third Party has not obtained proper certification.

         The Customer will provide upon SWBT's request, the name, address and contact number of all originating service providers.

         Failure of the Customer to obtain or retain proper jurisdictional certification may result in service termination as described in
         Section XX. A. of this Agreement.

XXII.    End-User Service Denial

         This Agreement does not obligate SWBT to terminate End-User services for non-payment. Upon completion of SWBT collection procedures for non-payment of either transmission or non-transmission charges, SWBT may adjust, at its sole discretion, such charges with recourse to the Customer. In addition, the parties acknowledge that changes in applicable laws and/or regulations may prevent SWBT from terminating or threatening to terminate End User service for non-payment of any Customer charges, and that such actions may require changes to SWBT procedures.

XXIII.   Term

         The term of this Agreement is three (3) years. Billing and Collection services will be extended on a month-to-month basis thereafter. Billing and Collection services shall not be extended if either Party gives notice, no less than ninety (90) days prior to the completion of the term. If such notice is not given, the terms and conditions under which Billing and Collection services are provided to other Customers at that time, including applicable contract rates and minimum purchase of service charges available at that time to other Customers, will be applied to this Agreement.

XXIV.   Customer Agency

        The Customer will forward only its billing for SWBT processing unless the Customer notifies SWBT to the contrary in writing. For the purposes of this paragraph, should the Customer forward billing of a third Party, such billing will be considered the Customer's billing.

        Should a Customer act as an agent for a third Party and forward said billing to SWBT or should the Customer purchase billing from a third Party and forward said billing to SWBT, the Customer shall remain solely responsible to such third parties. The Customer agrees to protect, indemnify, and hold harmless SWBT for any and all claims by third parties regarding such third parties' billing forwarded to SWBT by the Customer.

        Customer further agrees to impose on the third Party the duty to adhere to all applicable terms and conditions of this Agreement regarding billing that will be processed by SWBT as well as SWBT's right to audit billings submitted by a third Party to ensure that the billings comply with the terms of this Agreement. Customer will also ensure the Third Party agrees that SWBT or its authorized representative(s) of SWBT shall have the right to review the third Party's source documents, systems, records, and procedures in performing such an audit. Such audit does not constitute a SWBT audit or Examination of the Customer. At SWBT's request, Customer will furnish documented evidence of Customer's compliance that such applicable terms and conditions of this Agreement have been imposed by Customer on the third party and that the third Party agrees SWBT or SWBT's authorized representative may review the third Party's source documents, systems, records and procedures.

        Should the Customer elect the volume discount pricing plan, the Customer shall remain solely responsible for ensuring that each sub-entity that they are forwarding billing on behalf of, complies with the volume discount requirement of 85% of that sub-entity's billings.

        Customers that retain a third Party, other than SWBT, to provide their End-User inquiry, authorize such third parties to represent them and to act in their stead in the performance of inquiry and collection activities associated with the Customer's billings.

XXV.    Publicity

        Neither Party shall publish or use advertising, sales promotions, press releases, or matters wherein the other Party's name or marks are mentioned or language from which association with the other Party's name or mark therewith may be inferred or implied without the other Party's prior written approval.

XXVI.   Compliance with Law

        Both Parties agree that they will comply with all applicable federal, state and local laws, ordinances, regulations and codes with which they are obligated to comply in the conduct of their business including the procurement of required permits and certificates, specifically, both parties will comply with the provisions of the Fair Labor Standards Act of 1983, as amended. Parties further agree not to discriminate against any employee or applicant for employment because of race, color, religion, sex, national origin, age or disability.

XXVII.  Right to Withhold

        Notwithstanding anything contained herein to the contrary, if the financial condition of the Customer becomes impaired and/or the Customer fails to pay its obligations to SWBT as they become due, the Customer agrees SWBT shall entitled to withhold any funds, which otherwise might be due, or become due to the Customer hereunder, to satisfy any unpaid obligation of the Customer to SWBT, including, but not limited to, any amounts due under this Agreement, any access charges due SWBT, any amounts due to SWBT under applicable tariff, or otherwise.

XXVIII. Independent Contractors

        It is expressly understood and acknowledged that the Parties are entering into this Agreement as independent contractors.

XXIX.   Remedies Cumulative

        All remedies are cumulative and are not exclusive of other remedies to which the injured Party may be entitled at law or equity.

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first written above.

SOUTHWESTERN BELL                                        AXCES, Inc.
TELEPHONE COMPANY                               ------------------------------
                                                      (Name of Customer)

By /s/ David D. Kerr                            By /s/ Michael Avignon
  --------------------------------                ----------------------------
        (Signature)                                        (Signature)

Name   David D. Kerr                            Name   Michael Avignon
    ------------------------------                   -------------------------
         (Printed)                                          (Printed)

Title General Manager-Access &                  Title   Chairman, C.E.O.
      ---------------------------                     ------------------------
      Interconnection Marketing

Date   11/21/97                                  Date   11/11/97
    -----------------------------                   --------------------------


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